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                                                                    Exhibit 10.2

                                     FORM OF
                                     -------

                         TRANSFER RESTRICTION AGREEMENT
                         ------------------------------

          This Transfer Restriction Agreement (this "Agreement") is made as of ________, 2004 among Thomas J. Barrack, Jr. ("Mr. Barrack"), Nicholas L. Ribis ("Mr. Ribis", and together with Mr. Barrack, the "Coinvestment Voteco Members"), Colony Resorts LVH Coinvestment Voteco, LLC, a Delaware limited liability company ("Coinvestment Voteco"), and Colony Resorts LVH Co-Investment Partners, L.P. ("Co-Investment Partners"), a Delaware limited partnership.

                                    RECITALS
                                    --------

          WHEREAS, as of the date hereof (the "Closing Date"), Colony Resorts LVH Acquisitions, LLC, a Delaware limited liability company (the "Company") purchased (the "Acquisition") substantially all of the assets of LVH Corporation, a Nevada corporation ("LVH") pursuant to a Purchase and Sale Agreement dated as of December 24, 2003 (as amended through the date hereof, the "Purchase Agreement");

          WHEREAS, the Company was authorized to issue membership units consisting of (i) Class A Membership Units (the "Class A Units"), and (ii) Class B Membership Units (the "Class B Units" and, together with the Class A Units, the "Membership Units");

          WHEREAS, immediately prior to the Acquisition, Coinvestment Voteco was the record owner of _______ Class A Units and no other Membership Units, and Co-Investment Partners was the record owner of _______ Class B Units and no other Membership Units;

          WHEREAS, from time to time, Coinvestment Voteco may acquire additional Class A Units or other equity interests of the Company's convertible into, exchangeable for or otherwise providing Coinvestment Voteco with the right to acquire Class A Units, and Co-Investment Partners may acquire additional Class B Units or other equity interests of the Company's convertible into, exchangeable for or otherwise providing Co-Investment Partners with the right to acquire Class B Units;

          WHEREAS, the Coinvestment Voteco Members are the record and beneficial owners of all the issued and outstanding limited liability company interests of Coinvestment Voteco (the "Coinvestment Voteco Interests");

          WHEREAS, the parties hereto believe it is desirable and in their mutual best interests to provide for procedures regarding the ownership of the Class A Units owned by Coinvestment Voteco and the Coinvestment Voteco Interests owned by the Coinvestment Voteco Members; and

          WHEREAS, the parties hereto further believe that the execution of this Agreement will help facilitate the continuous, harmonious and effective management of Co-Investment Partners' investment in the Company.

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          NOW, THEREFORE, in consideration of the recitals and the mutual covenants, promises, agreements, representations and warranties of the parties hereto, the parties hereto hereby agree as follows:

          Section 1. Certain Definitions. As used herein, the following terms have the respective meanings set forth below:

          "Acquisition" has the meaning given to such term in the recitals set forth above.

          "Agreement" has the meaning given to such term in the introduction hereof.

          "Approved Purchaser" means a proposed purchaser of Membership Units or Membership Units Equivalents, who, in connection with its proposed purchase of Membership Units or Membership Units Equivalents, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all filings, notices or declarations required to be made with, all Gaming Authorities under all applicable Gaming Laws.

          "Approved Sale" has the meaning given to such term in Section 3(a) hereof.

          "Approved Sale Date" has the meaning given to such term in Section 3(b) hereof.

          "Call Notice" has the meaning given to such term in Section 3(b) hereof

          "Class A Equivalents" means any securities of the Company convertible into, exchangeable for or otherwise providing the holder thereof any right to acquire Class A Units.

          "Class A Holder" means a holder of Class A Units or Class A Equivalents; provided that Co-Investment Partners shall not be considered a Class A Holder, regardless of whether Co-Investment Partners holds any Class A Units.

          "Class A Units" has the meaning given to such term in the recitals set forth above.

          "Class B Equivalents" means any securities of the Company convertible into, exchangeable for or otherwise providing the holder thereof any right to acquire Class B Units, which securities are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to a class or series of Class A Equivalents.

          "Class B Units" has the meaning given to such term in the recitals set forth above.

          "Co-Investment Partners" has the meaning given to such term in the introduction hereof.

          "Coinvestment Voteco" has the meaning given to such term in the introduction hereof.

          "Coinvestment Voteco Interest" has the meaning given to such term in the recitals set forth above.

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          "Coinvestment Voteco Member" has the meaning given to such term in the introduction hereof.

          "Colony Capital Advisory Committee" means the advisory committee comprised of certain limited partners of Colony Capital Resorts LVH Co-Investment, L.P., the general partner of Co-Investment Partners.

          "Company" has the meaning given to such term in the recitals set forth above.

          "Corresponding Class A Equivalents" means, with respect to any referenced Class B Equivalents, the Class A Equivalents that are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to such specified Class B Equivalents.

          "Corresponding Class B Equivalents" means, with respect to any referenced Class A Equivalents, the Class B Equivalents that are substantially equivalent in designations, preferences, limitations, restrictions and relative rights, but not as to voting, to such specified Class A Equivalents.

          "Gaming Authorities" means all governmental authorities or agencies with regulatory control or jurisdiction over the gaming or gambling operations of the Company and its subsidiaries, including without limitation, the Nevada Gaming Commission.

          "Gaming Laws" means any U.S. Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated manufacturing, distribution, casino gambling and gaming activities and operations of the Company, including, without limitation, the[Nevada Gaming Control Act] and the rules and regulations promulgated thereunder.

          "LVH" has the meaning given to such term in the recitals set forth above.

          "Membership Units Equivalents" means the Class A Equivalents or Class B Equivalents of the Company.

          "Membership Units" has the meaning given to such term in the recitals set forth above.

          "Mr. Barrack" has the meaning given to such term in the introduction hereto.

          "Mr. Ribis" has the meaning given to such term in the introduction hereto.

          "Required Number" means the number of Class A Units or Class A Equivalents to be purchased by Co-Investment Partners from Coinvestment Voteco pursuant to the exercise by Co-Investment Partners of its option to purchase Class A Units or Class A Equivalents pursuant to the provisions of Section 3 hereof, in connection with an Approved Sale, as specified by Co-Investment Partners in a Call Notice delivered by Co-Investment Partners to Coinvestment Voteco; provided that unless otherwise approved by the Colony Capital Advisory

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Committee, such specified number shall be equal to the product of (i) the number of Class A Units or Class A Equivalents, as applicable, held by Coinvestment Voteco immediately prior to the consummation of such Approved Sale times (ii) a fraction, the numerator of which is the number of Class B Units or Corresponding Class B Equivalents, as applicable, to be Transferred by Co-Investment Partners to such Approved Purchaser pursuant to such Approved Sale and the denominator of which is the total number of Class B Units or Corresponding Class B Equivalents, as applicable, held by Co-Investment Partners immediately prior to consummation of such Approved Sale.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Transfer" means to voluntarily or involuntarily sell, assign, exchange or in any other manner transfer with or without consideration, except pursuant to a distribution of equity interests by Co-Investment Partners to its partners. "Transferred" has the correlative meaning.

          Section 2. Restriction on Transfer.

               (a) So long as Coinvestment Voteco holds of Class A Units or Class A Equivalents, Coinvestment Voteco shall not Transfer ownership of any or all such Membership Units or equivalents owned by it except as contemplated by
Section 3 hereof. The Transfer of record or beneficial ownership of any Class A Units or Class A Equivalents, by operation of law or otherwise, by or upon the direction or authorization of Coinvestment Voteco shall be deemed invalid, null and void, and of no force or effect, unless such Transfer is made pursuant to the provisions of Section 3 hereof.

               (b) No Coinvestment Voteco Member shall Transfer record or beneficial ownership of any or all Coinvestment Voteco Interests owned by such Coinvestment Voteco Member, unless such Transfer is approved in writing by the Colony Capital Advisory Committee. The Transfer of record or beneficial ownership of any Coinvestment Voteco Interests, by operation of law or otherwise, by or upon the direction or authorization of any Coinvestment Voteco Member shall be deemed invalid, null and void, and of no force or effect, and the transferee of any such Coinvestment Voteco Interests shall not be entitled to vote such Coinvestment Voteco Interests or receive distributions on such Coinvestment Voteco Interests or have any other rights in or respecting such Coinvestment Voteco Interests, unless such Transfer is approved in writing by the Colony Capital Advisory Committee.

          Section 3. Call Option.

               (a) Right to Call Class A Units and Class A Equivalents. Notwithstanding any other provision hereof, on each occasion that Co-Investment Partners proposes to Transfer (including, without limitation, by operation of law or pursuant to any merger, consolidation, reorganization or recapitalization) any of the Class B Units or Class B Equivalents held by it to an Approved Purchaser (any such transaction, an "Approved Sale"), then Co-Investment Partners shall have an option, which, unless Co-Investment Partners otherwise receives approval from Gaming Authorities, Co-Investment Partners shall assign to such Approved Purchaser (such Approved Purchaser or Co-Investment Partners, as applicable, hereinafter referred to as the "Optionholder"), to purchase from Coinvestment Voteco upon such

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Approved Sale the Required Number of Class A Units, in the case of an Approved
Sale of Class B Units, or Corresponding Class A Equivalents, in the case of an Approved Sale of Class B Equivalents, at a cash price per unit equal to the sum of (a) the amount in cash or fair market value of any other consideration originally paid by Coinvestment Voteco for such Required Number of Class A Units or Corresponding Class A Equivalents, as applicable, plus (b) the amount equivalent to a [six percent (6%)] annual rate of interest on such amount or fair market value, compounded annually, calculated from the date Coinvestment Voteco acquired such units of Class A Units or Corresponding Class A Equivalents, as applicable, on the basis of a 360-day year comprised of twelve 30-day months, to and excluding the Approved Sale Date.

               (b) Call Notice. Prior to consummating any Approved Sale, if the Optionholder elects to exercise the options granted to it under this Section 3, Co-Investment Partners shall provide each of the Class A Holders with a written notice (the "Call Notice") not less than five (5) days prior to the proposed date of the Approved Sale (the "Approved Sale Date"). The Call Notice shall state that the Optionholder is exercising its option to purchase Class A Units or Class A Equivalents pursuant to this Section 3 and shall set forth: (i) the name and address of the Optionholder, (ii) the aggregate number of Class B Units and Class B Equivalents held of record by Co-Investment Partners as of the date of the Call Notice, (iii) the number of Class B Units or Class B Equivalents to be sold by Co-Investment Partners to the Approved Purchaser pursuant to such Approved Sale, (iv) the Required Number of Class A Units or Class A Equivalents to be purchased by the Optionholder in connection with such Approved Sale, (v) the Approved Sale Date and (vi) the address for delivery of the certificates representing the Class A Units or Class A Equivalents to be purchased by the Optionholder.

               (c) Delivery of Certificates. On the Approved Sale Date, Coinvestment Voteco shall deliver to the Optionholder the certificates for the Class A Units or Class A Equivalents being sold by it to the Optionholder, duly endorsed for transfer with signatures guaranteed, in the manner and at the address indicated in the Call Notice against delivery of immediately available funds in the amount of the purchase price for such Class A Units or Class A Equivalents.

          Section 4. Legends. Coinvestment Voteco shall use its reasonable efforts to cause each certificate representing Class A Units or Class A Equivalents owned of record and beneficially by Coinvestment Voteco to contain the following legends:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

          "THE OWNERSHIP AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED

     BY THE TERMS AND CONDITIONS OF A CERTAIN TRANSFER RESTRICTION AGREEMENT DATED [_________], 2004. THE CORPORATION WILL FURNISH A COPY OF SUCH TRANSFER RESTRICTION AGREEMENT WITHOUT CHARGE TO ANY STOCKHOLDER ON REQUEST."

          Section 5. Recapitalization, etc.; After-Acquired Stock.

               (a) The provisions of this Agreement (including any calculation of ownership interests) shall apply to any and all equity interests of the Company or any capital stock, partnership interests or any other security evidencing ownership interests in any successor of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Membership Units by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

               (b) Whenever Coinvestment Voteco becomes the record or beneficial owner of any additional Class A Units, such units shall be subject to the terms of this Agreement and included in the definition of "Class A Units" hereunder. Whenever Coinvestment Voteco becomes the record or beneficial owner of any additional Class A Equivalents, such Class A Equivalents shall be subject to the terms of this Agreement and included in the definition of "Class A Equivalents" hereunder. The certificates therefor shall be surrendered for legending in accordance with Section 4 of this Agreement, unless already so legended.

          Section 6. Termination. This Agreement shall terminate upon the earlier of (a) Coinvestment Voteco owning no Class A Units and no Class A Equivalents or (b) Co-Investment Partners owning no Class B Units and no Class B Equivalents.

          Section 7. Notices. Whenever notice is required to be given under the provisions of this Agreement, it shall be given in writing by hand-delivery, telefax, or United States registered or certified mail, return receipt requested, and shall be deemed to have been transmitted on the date such notice is so delivered, transmitted or mailed, if addressed as set forth below or to such other addresses and fax numbers as any of the parties hereto by written notice to the other parties hereto, may from time to time designate.

     if to Mr. Barrack:

          c/o Colony Capital, LLC
          1999 Avenue of the Stars, Suite 1200
          Los Angeles, California 90067

     if to Mr. Ribis:

          c/o Colony Capital, LLC
          660 Madison Avenue, Suite 1600
          New York, New York 10021

     if to Coinvestment Voteco:

          c/o Colony Capital, LLC
          1999 Avenue of the Stars, Suite 1200
          Los Angeles, California 90067
          Attn:  Mr. Barrack

     if to Co-Investment Partners:

          c/o Colony Capital, LLC
          1999 Avenue of the Stars, Suite 1200
          Los Angeles, California 90067
          Attn:  Mr. Jonathan H. Grunzweig

          Section 8. Additional Actions and Documents. Each party hereto shall take or cause to be taken such further actions and to execute and deliver such documents or instruments as may from time to time be reasonably necessary in order to carry out the purposes of this Agreement.

          Section 9. Specific Performance. The parties hereto recognize that the provisions herein contained are of particular importance for the protection and promotion of their existing and future interests; that the Membership Units of the Company and the Coinvestment Voteco Interests will be closely held; and that the relationships of the parties to one another are and will be such that, in the event of any breach of this Agreement, a claim for monetary damages may not constitute an adequate remedy; and that it may, therefore, be necessary for the protection of all of the parties hereto and for the effectuation of the provisions of this Agreement, in the event of a breach of this Agreement, to apply for specific performance thereof. It is, accordingly, hereby agreed that no objection to the form of the action or to the form of relief prayed for in any proceeding for specific performance of this Agreement, shall be raised by any party hereto, in order that such relief may be obtained by the party aggrieved.

          Section 10. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the male gender include the female and neuter genders and vice versa, and to the part include the whole. The term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and clause references are to this Agreement unless otherwise specified.

          Section 11. Miscellaneous.

               (a) No Waiver. No waiver or modification of any term or condition of this Agreement shall be effective unless in writing signed by all the parties hereto.

               (b) Severability. In case any of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions are not contained herein.

               (c) Binding Effect. This Agreement shall be binding and inure to the benefit of the parties hereto, their respective heirs, guardians, personal representatives, successors, successors in interest, and assigns.

               (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               (e) Counterparts. This Agreement may be executed in counterparts, (including by facsimile) each of which shall be an original, but all of which together shall constitute one document.


          [THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal with the intent that this be a sealed instrument, as of the day and year first above written.


                                        ----------------------------------------
                                        THOMAS J. BARRACK, JR.


                                        ----------------------------------------
                                        NICHOLAS L. RIBIS


                                        COLONY RESORTS LVH COINVESTMENT VOTECO,
                                        LLC


                                        By:
                                             -----------------------------------
                                             Name:  Thomas J. Barrack, Jr.
                                             Title: Member

                                        COLONY RESORTS LVH CO-INVESTMENT
                                        PARTNERS, L.P.


                                        By:  COLONY CAPITAL RESORTS LVH CO-
                                             INVESTMENT, L.P.
                                              its general partner


                                        By:  COLONY RESORTS LVH CO-INVESTMENT
                                             GENPAR, LLC
                                              its general partner


                                        By:
                                             -----------------------------------
                                             Name:  Thomas J. Barrack, Jr.
                                             Title: Sole Member


     [Signature Page to Coinvestment Voteco Transfer Restriction Agreement]